    As filed with the Securities and Exchange Commission on October 21, 2002
                                                 Registration No. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                           DICK'S SPORTING GOODS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                      16-1241537
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                     Identification Number)

                       200 INDUSTRY DRIVE, RIDC PARK WEST
                         PITTSBURGH, PENNSYLVANIA 15275
                    (Address of Principal Executive Offices)

                             1992 STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                        COPIES OF ALL COMMUNICATIONS TO:

              EDWARD W. STACK                               LEWIS U. DAVIS, JR., ESQUIRE
    CHAIRMAN AND CHIEF EXECUTIVE OFFICER             BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
        DICK'S SPORTING GOODS, INC.                               ONE OXFORD CENTRE
             200 INDUSTRY DRIVE                             301 GRANT STREET, 20TH FLOOR
               RIDC PARK WEST                            PITTSBURGH, PENNSYLVANIA 15219-1410
       PITTSBURGH, PENNSYLVANIA 15275                              (412) 562-8800
               (412) 809-0100
 (Name and address, including zip code, and
   telephone number of agent for service)

                             ----------------------

                                                CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
           TITLE OF SECURITIES               AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED               REGISTERED (1)          SHARE                 PRICE              FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01, to be
issued under the 1992 Stock Option Plan         308,147           $ 2.17 (2)             $668,679           $62.52
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01, to be
issued under the 1992 Stock Option Plan          92,400           $ 2.16 (2)             $199,584           $18.36
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01, to be
issued under the 1992 Stock Plan                106,595           $ 2.38 (2)             $253,696           $23.34
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01, to be
issued under the 1992 Stock Plan              3,559,165           $ 4.33 (2)          $15,411,184        $1,417.83
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01, to be
issued under the Employee Stock Purchase      1,155,000           $12.00 (3)          $13,860,000        $1,275.12
Plan
----------------------------------------------------------------------------------------------------------------------
Total                                         5,221,307                                30,393,143        $2,797.17
======================================================================================================================

(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(2) In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the based upon the initial public offering price of $12.00 per share as set forth in the registrant's final prospectus dated October 15, 2002 as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Commission by Dick's Sporting Goods, Inc., a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

         (a) The Company's prospectus covering the offer and sale of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), filed with the Securities and Exchange Commission (the "Commission") on October 15, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed; and

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12B (Registration No. 001-31463 filed on September 27, 2002), as amended by Amendment No. 1 on Form 8-A12B/A to the Company's Registration Statement on Form 8-A12B (filed on September 27,
2002), including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware law permits a corporation to adopt a provision in its certificate of incorporation, and the Company has adopted a provision in its amended and restated certificate of incorporation, eliminating the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General

Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

         Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or
(2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the Company's amended and restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

         Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited form being indemnified.

         The Company's amended and restated certificate of incorporation provides for the indemnification and advancement of expenses to the fullest extent permitted by law of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving as an officer, director, employee or agent of any other enterprise at the request of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

       Exhibit No.                               Description                                 Method of Filing
       -----------                               ------------                                ----------------
           3.1             Amended and Restated Certificate of Incorporation                  Filed herewith

           3.2             Amended and Restated Bylaws                                 Incorporated by reference to
                                                                                      Exhibit 3.4 to the Registrant's
                                                                                      Registration Statement on Form
                                                                                                 S-1, File
                                                                                               No. 333-96587

           4.1             Registrant's 1992 Stock Option Plan                         Incorporated by reference to
                                                                                     Exhibit 10.4 to the Registrant's
                                                                                      Registration Statement on Form
                                                                                          S-1, File No. 333-96587

           4.2             Registrant's Employee Stock Purchase Plan                          Filed herewith

           5.1             Opinion of Buchanan Ingersoll Professional Corporation             Filed herewith
                           regarding legality of the securities being registered

          23.1             Independent Auditors' Consent                                      Filed herewith

          23.2             Consent of Buchanan Ingersoll Professional Corporation     (included in its opinion filed
                                                                                          as Exhibit 5.1 hereto)

          24.1             Power of Attorney                                            Included on signature page



ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 21st day of October, 2002.

                                      DICK'S SPORTING GOODS, INC.

                                      By:  /s/ Edward W. Stack
                                         ----------------------------------
                                         Edward W. Stack
                                         Chairman of the Board
                                         and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward W. Stack and Michael F. Hines, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                 CAPACITY                             DATE
                   ---------                                 --------                             ----
/s/ Edward W. Stack                              Chairman of the Board,                      October 11, 2002
--------------------------------------------     Chief Executive Officer and
                Edward W. Stack                  Director


/s/ William J. Colombo                           President and Director                      October 11, 2002
--------------------------------------------
              William J. Colombo


/s/ Michael F. Hines                             Chief Administrative Officer and Chief      October 11, 2002
--------------------------------------------     Financial Officer (principal financial
               Michael F. Hines                  and accounting officer)

/s/ David Fuente                                 Director                                    October 11, 2002
--------------------------------------------
                 David Fuente


/s/ Walter Rossi                                 Director                                    October 11, 2002
--------------------------------------------
                 Walter Rossi

/s/ Lawrence J. Schorr                           Director                                    October 11, 2002
--------------------------------------------
              Lawrence J. Schorr

/s/ Steve E. Lebow                               Director                                    October 11, 2002
--------------------------------------------
                Steve E. Lebow


                                  EXHIBIT INDEX

       Exhibit No.                               Description                                Method of Filing
       -----------                               -----------                                ----------------
           3.1             Amended and Restated Certificate of Incorporation                  Filed herewith

           3.2             Amended and Restated Bylaws                                 Incorporated by reference to
                                                                                      Exhibit 3.4 to the Registrant's
                                                                                      Registration Statement on Form
                                                                                                 S-1, File
                                                                                               No. 333-96587

           4.1             Registrant's 1992 Stock Option Plan                        Incorporated by reference to
                                                                                           Exhibit 10.4 to the
                                                                                       Registrant's Registrations
                                                                                       Statement on Form S-1, File
                                                                                              No. 333-96587

           4.2             Registrant's Employee Stock Purchase Plan                         Filed herewith

           5.1             Opinion of Buchanan Ingersoll Professional Corporation            Filed herewith
                           regarding legality of the securities being registered

          23.1             Independent Auditors' Consent                                     Filed herewith

          23.2             Consent of Buchanan Ingersoll Professional Corporation    (included in its opinion filed
                                                                                         as Exhibit 5.1 hereto)

          24.1             Power of Attorney                                           Included on signature page

